Exhibit 23.5

CONSENT OF BUXTON COMPANY

We hereby consent to the use of our name and other references to us and our reports in the Registration Statement on Form S-1 and the related Prospectus (and any amendments thereto) of Sprout Farmers Market, Inc.

BUXTON COMPANY

By:	/s/ David Glover
Name:	David Glover
Title:	Chief Financial Officer
Date:	November 7, 2013